                                                                   Exhibit 10.53



                              TRAVELBYUS.COM LTD.

                                    - and -

                                  JOHN WHYTE


________________________________________________________________________________


                           SHARE PURCHASE AGREEMENT
                               December 1, 1999
________________________________________________________________________________







                           Cassels Brock & Blackwell
                           Scotia Plaza, Suite 2100
                              40 King Street West
                               Toronto, Ontario
                                    M5H 3C2

THIS SHARE PURCHASE AGREEMENT is made as of the 1/st/ day of December, 1999.

B E T W E E N:


               JOHN WHYTE of the Town of Markham, in the Province of Ontario,

               (the "Vendor")


               - and -

               TRAVELBYUS.COM LTD. a corporation incorporated pursuant to the laws of the Province of Ontario

               (the "Purchaser")



RECITALS:

A. John Whyte and the Purchaser executed a letter of intent dated as of April 22, 1999 as amended July 30, 1999 (the "LOI") pursuant to which, among other things, the Purchaser agreed to purchase 100% of the issued and outstanding shares in the capital of Legacy Storage Systems Corp. as well as certain shareholder's advances and the parties hereto are therefore desirous of entering into this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged) the parties hereto do hereby agree as follows:

                                   ARTICLE 1

                 DEFINITIONS AND PRINCIPLES OF INTERPRETATION
                 --------------------------------------------

1.1 Definitions - Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

     "Act" means the Business Corporations Act (Ontario) as in effect on the date hereof.

     "Accounts Receivable" means any and all accounts receivable, bills receivable and trade accounts of the Corporation and recorded as receivable in the Books and Records of the Corporation and, if applicable, any other amount due to the Corporation including any refunds and rebates.

     "Accrued Liabilities" means any and all accrued liabilities of the Corporation incurred in the ordinary course of business, including accruals for vacation pay, customer rebates and allowances for product returns.

     "Affiliate" has the meaning ascribed thereto in the Act.

     "Agreement" means this Share Purchase Agreement, including all schedules and all instruments supplementing, amending or confirming this Agreement and references to "Article" or "Section" mean and refer to the specified Article or section of this Agreement.

     "arm's length" means arm's length as defined in the Tax Act.

     "Associate" has the meaning ascribed thereto in the Act.

     "Balance Sheet" means the unaudited balance sheet of the Corporation as at the nine months ended June 30, 1999.

     "Benefit Plans" means all plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, registered or unregistered, funded or unfunded, which the Corporation is a party to or bound by or under which the Corporation has any liability or contingent liability, relating to:

     (a) retirement savings or pensions, including without limitation, any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan or supplemental pension or retirement plan; or

     (b) any bonus, profit sharing, deferred compensation, incentive compensation, hospitalization, health, dental, disability, unemployment insurance, vacation pay, severance pay or other benefit plan with respect to any of the Employees or former Employees of the Corporation, individuals working on contract with them or other individuals providing services to them of a kind normally provided by employees and all statutory plans with which the Corporation is required to comply.

     "Books and Records" means all books and records of the Corporation, including without limitation, all data and information stored on computer-related media.

     "Business" means the business currently and heretofore carried on by the Corporation operating in the area of the manufacture of fault tolerant data storage systems.

     "Business Day" means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto are open for business during normal banking hours.

     "Claims" means any claim, demand, action, suit, litigation, arbitration, investigation, proceeding, cause of action, damage, loss, cost, liability or expense, including without limitation, reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

     "Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares and the Shareholder's Advance under this Agreement.

     "Closing Date" means the 1/st/ day of December, 1999 or such other date as the Parties may agree in writing as the date upon which Closing shall take place.

     "Closing Time" means 10:00 a.m. Toronto time on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which Closing shall take place.

     "Collective Agreements" means the collective agreements by which the Corporation is bound and all related documents including all benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents for the Employees which impose any obligations upon the Corporation or which set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements.

     "Contracts" means all contracts, indentures, mortgages, obligations, instruments, licences, leases, agreements, commitments, entitlements and engagements of the Corporation whether written or oral and includes all quotations, orders or tenders for contracts which remain open for acceptance and any manufacturers' or suppliers' warranty, guarantee or commitment (express or implied).

     "control" has the meaning ascribed thereto in the Act.

     "Corporation" means Legacy Storage Systems Corp.

     "Employees" means all persons employed by the Corporation.

     "Encumbrance" means any and all mortgages, pledges, liens, charges, security interests, adverse claims, demands, voting trusts, proxies and encumbrances of whatsoever nature and howsoever incurred.

     "Environment" means the environment or natural environment as defined in any Environmental Law and includes without limitation, air, surface, water, ground water, land surface, soil, subsurface strata, a sewer system and the environment in the workplace.

     "Environmental Approvals" means all permits, certificates, licences, authorizations, consents, instructions, registrations, directions or approvals issued or required by Governmental Authorities pursuant to Environmental Laws with respect to the operation of the Corporation or its assets and includes without limitation, any sewer surcharge agreement.

         "Environmental Laws" means all Laws relating in full or in part, to the protection of the Environment, product liability and employee and public health and safety and includes without limitation, Environmental Laws relating to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, Release and disposal of Hazardous Substances.

         "Equipment Contracts" means all motor vehicle leases, equipment leases, conditional sales contracts, title retention agreements and other similar agreements relating to equipment used by the Corporation.

         "Fixed Assets" means the fixed assets, machinery, equipment, fixtures, furniture, furnishings, vehicles, material handling equipment, implements, parts, tools, jigs, discs, moulds, patterns and tooling, spare parts owned or used or held by the Corporation, including without limitation, those in storage or in transit and other tangible property and facilities used by the Corporation whether located in or on the premises of the Corporation or elsewhere, including as of June 30, 1999, the categories of assets listed and described in Schedule 3.21.

         "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or province or state or other subdivision thereof or any municipality, district or other subdivision thereof.

         "Governmental Authorization" means all authorizations, approvals, orders, consents or filings, including Environmental Approvals, licences or permits issued to the Corporation by any Governmental Authorities.

         "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law.

         "Intellectual Property" means all patents, copyrights, trade-marks, trade-names, industrial designs, domain names, proprietary information, trade secrets and all other intellectual property owned by, licensed to or used by the Corporation, including applications and registrations for any of the foregoing and renewals, divisions, extensions and reissues, where applicable, pertaining thereto.

         "Inventories" means all inventories of every kind and nature and wheresoever situate owned by the Corporation including without limitation, all inventories of raw materials, work-in progress, finished goods and packaging materials.

         "Laws" means all applicable laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authority.

         "LOI" has the meaning ascribed thereto in Recital A.

         "Material Contract" means; (a) the Real Property Leases and the Benefit Plans; (b) any other Contract involving aggregate annual payments to or by the Corporation in excess of $50,000; and (c) any Contract which is outside the ordinary course of business of the Corporation.

         "Non-Arm's Length Person" means a Person who is not at arm's length to the Party in question.

         "Notice" has the meaning ascribed thereto in section 9.3.

         "Other Amounts" has the meaning ascribed thereto in section 8.1.

         "Outstanding Amount" means the sum of $50,000.

         "Parties" means the Vendor and the Purchaser and "Party" means either one of them.

         "Permitted Encumbrances" means those encumbrances listed in Schedule 3.11.

         "Person" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority and a natural person in such person's capacity as trustee, executor, administrator or other legal representative.

         "Purchased Shares" has the meaning ascribed thereto in section 2.1(a).

         "Purchaser" means Travelbyus.com Ltd.

         "Real Property" means those premises located at 43 Riviera Drive, Markham, Ontario, L3R 5J6.

         "Real Property Leases" means those leases, subleases, agreements to lease, tenancy agreements, rights of occupation, licences and other agreements relating to the Real Property.

         "Release" has the meaning prescribed in any Environmental Law and includes without limitation, any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage or placement.

         "Remedial Order" means any administrative complaint, direction, order or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes without limitation, any order requiring any remediation or clean-up of any Hazardous Substance or requiring that any Release or any other activity be reduced, modified or eliminated.

         "Shareholders' Advance" means the shareholder's advances in the amount of $150,000 made by the Vendor to the Corporation which are being purchased by the Corporation.

         "Tax Act" means the Tax Act, Canada.

         "Tax Returns" means and includes without limitation, all returns, reports, declarations, elections, notices, filings, information returns and statements filed in respect of Taxes payable by the Corporation.

         "Taxes" means and includes without limitation, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including without limitation, those levied on or measured by or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance and federal and provincial and other government pension plan premiums.

         "Third Party Claim" has the meaning ascribed thereto in section 8.4.

         "Transaction" means the transaction of purchase and sale of the Purchased Shares and the Shareholder's Advance contemplated by this Agreement.

         "Travelbyus Shares" has the meaning ascribed thereto in section 2.1.

         "TSE" means The Toronto Stock Exchange.

         "Vendor" means John Whyte.

1.2      Certain Rules of Interpretation - In this Agreement and the Schedules:

         (a) Time - time is of the essence in the performance of the Parties' respective obligations.

         (b) Currency - unless otherwise specified, all references to money amounts are to Canadian currency.

         (c) Headings - the descriptive headings of Articles and sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or sections.

         (d) Singular, etc. - the use of words in the singular or plural or with a particular gender shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

         (e) Consent - whenever a provision of this Agreement requires an approval or consent by a Party and notification of such approval or consent is not delivered within the applicable time limit, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

         (f) Calculation of Time - unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and by including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

         (g) Business Day - whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action shall be taken on the next Business Day following such day.

1.3 Knowledge - In this Agreement, any reference to the knowledge of a Party shall mean to the best of the knowledge, information and belief of the Party after reviewing all relevant records (unless otherwise indicated therein).

1.4 Entire Agreement - This Agreement together with the other agreements and documents to be delivered pursuant to this Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties (including without limitation, the LOI) and there are no warranties, representations or other agreements between the Parties in connection with the Transaction except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties to be bound thereby.

1.5 Applicable Law and Attornment - This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

1.6 Accounting Principles - In this Agreement all references to generally accepted accounting principles means to principles recommended, from time to time, by the

Canadian Institute of Chartered Accountants and all accounting terms not otherwise defined in this Agreement have the meanings assigned thereto in accordance with Canadian generally accepted accounting principles.

1.7 Tender - If applicable, any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a bank or by negotiable cheque payable in Canadian funds and certified by a bank or trust company or with the consent of the Party entitled to payment by wire transfer of immediately available funds to the account specified by that Party.

1.8 Disclosure - The Parties acknowledge that any information, matter, circumstance, agreement, document or other thing disclosed in any Schedule to this Agreement shall be deemed to be disclosed in every other Schedule for purposes of the representations and warranties of the Parties.

1.9 Schedules - The Schedules to this Agreement as listed below are an integral part of this Agreement:

         Schedule          Description
         --------          -----------

         Schedule 3.1      Beneficial Owners of Purchased Shares
         Schedule 3.4      Non-Arm's Length Indebtedness
         Schedule 3.8      Registrations of the Corporation
         Schedule 3.10     Capitalization of the Corporation
         Schedule 3.11     Permitted Encumbrances
         Schedule 3.14     Financial Statements
         Schedule 3.15     Absence of Undisclosed Liabilities
         Schedule 3.16     Absence of Changes or Unusual Transactions
         Schedule 3.20     Major Suppliers and Distributors of the Corporation
         Schedule 3.21     Fixed Assets of the Corporation
         Schedule 3.24     Governmental Authorizations of the Corporation
         Schedule 3.26     Intellectual Property of the Corporation
         Schedule 3.27     Equipment Contracts of the Corporation
         Schedule 3.29     Real Property Leases of the Corporation
         Schedule 3.30     Environmental Approvals of the Corporation
         Schedule 3.31     Employees of the Corporation
         Schedule 3.33     Benefit Plans of the Corporation
         Schedule 3.34     Insurance of the Corporation
         Schedule 3.35     Material Contracts of the Corporation
         Schedule 3.41     Bank Accounts of the Corporation
         Schedule 3.42     Judgments and Executions of the Corporation


                                   ARTICLE 2

                            ACQUISITION TRANSACTION
                            -----------------------

2.1 Purchase and Sale of the Purchased Shares and the Shareholder's Advance - Subject to the terms and conditions herein, at the Closing Time, the Parties shall effect the following transactions:

         (a) the Vendor shall sell, transfer and assign to the Purchaser and the Purchaser shall purchase and accept the assignment of 100% of the issued and outstanding shares of the Corporation, comprising
               106.9247 Common Shares (the "Purchased Shares") and the Shareholder's Advance free and clear of any and all Encumbrances;

         (b) Travelbyus shall issue to the Vendor or as the Vendor may otherwise direct 2,953,000 Common Shares in the capital of the Purchaser in exchange for the Purchased Shares and 75,000 Common Shares in the capital of the Purchaser in exchange for the Shareholder's Advance (collectively, the "Travelbyus Shares");

         (c) the Vendor shall transfer and deliver to the Purchaser share certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank together with a new share certificate representing the Purchased Shares registered in the name of the Purchaser; and

         (d) the Purchaser shall deliver to the Vendor or as the Vendor may otherwise direct a share certificate or share certificates representing the Travelbyus Shares registered in the name of the Vendor or as the Vendor may otherwise direct.

Immediately after Closing, the Purchaser shall discharge the Revenue Canada lien described on Schedule 3.42.

2.2 Place of Closing - The Closing shall take place at the Closing Time at the offices of Cassels Brock & Blackwell, Barristers and Solicitors, 40 King Street East, Suite 2100, Toronto, Ontario M5H 3C2 or at such other place as may be agreed upon by the Vendor and the Purchaser.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

The Vendor does hereby represent and warrant to the Purchaser as follows and acknowledges that the Purchaser is relying on his representations and warranties in entering into this Agreement:

3.1 Right to Sell - The Vendor is the sole registered owner of the Purchased Shares and the Shareholder's Advance with good and marketable title thereto free and clear of all Encumbrances. The beneficial owners of the Purchased Shares are as disclosed in Schedule 3.1. The Vendor has the exclusive right to sell, transfer and assign the

Purchased Shares beneficially owned by him (and has received a written direction from each of the beneficial owners of any of the remaining Purchased Shares to sell, transfer and assign such shares to the Purchaser) and the Shareholder's Advance to the Purchaser as provided in this Agreement. The Purchased Shares are not subject to the terms of any shareholders' agreement, voting trust or voting agreement, save and except that, as listed in Schedule 3.1, certain of the Purchased Shares are subject to declarations of trust in favour of John Whyte.

3.2 Enforceability of Obligations - This Agreement has been executed and delivered by the Vendor and constitutes a valid and binding obligation enforceable against the Vendor in accordance with its terms, save and except that the enforcement thereof may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights and except that equitable remedies such as specific performance and injunction, are available only in the discretion of a court of competent jurisdiction.

3.3 Absence of Conflicting Agreements -The Vendor is not a party to, bound or affected by or subject to any Contract or Law which would be violated, contravened, breached by or under which default would occur or an Encumbrance would be created as a result of the execution, delivery and performance of this Agreement or any other agreement to be entered into under the terms of this Agreement.

3.4 Non-Arm's Length Transactions - Except as disclosed in Schedule 3.4, neither the Vendor nor any Person not dealing at arm's length with the Vendor:

         (a) owns, directly or indirectly, any interest in or is an employee, consultant to or agent of, an entity which is a competitor, lessor, lessee, customer or supplier of the Corporation;

         (b) owns, directly or indirectly, any interest in any property or asset of the Corporation;

         (c)   is a party to any Contract with the Corporation; or

         (d) has any indebtedness, liability or obligation to the Corporation, save and except for the Shareholder's Advance and an additional $50,000 due and owing by the Corporation to the Vendor (which the Corporation will repay within 90 days after the Closing Date).

3.5 Residence of the Vendor - The Vendor is not a non-resident of Canada within the meaning of the Tax Act.

3.6 No Litigation - There are no outstanding Claims at law or in equity or before any Governmental Authority pending or to the Vendor's knowledge, proposed or threatened, which would prevent the Vendor from completing the Transaction.

3.7 Brokers - The Vendor has not entered into any Contract that would entitle any Person to a Claim against the Purchaser or the Corporation for any broker's commission, finder's fee, agent's fee, fee for financial intermediary services or any like payment in respect of the Transaction.

3.8 Incorporation and Registration - The Corporation is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as currently conducted. Neither the nature of its business nor the location or character of the property owned or leased by the Corporation requires it to be registered, licensed or otherwise qualified as a foreign corporation in any jurisdiction save and except as provided in Schedule 3.8.

3.9 Subsidiaries - The Corporation does not own or have any interest in any securities of any other corporation.

3.10 Capitalization - The authorized capital and the issued capital of the Corporation is as set forth in Schedule 3.10. All of the outstanding shares in the capital of the Corporation have been duly and validly issued and are outstanding as fully paid and non-assessable shares of the Corporation. No options, warrants or other rights to purchase shares or other securities of the Corporation and no securities or obligations convertible into or exchangeable for shares or other securities of the Corporation have been authorized or agreed to be issued or are outstanding, save and except as set forth in Schedule 3.1.

3.11 Title to Assets - The Corporation is the sole beneficial and (where its interests are registerable) the sole registered owner of its assets and interests in assets, real and personal, with good and valid title thereto, free and clear of all Encumbrances other than Permitted Encumbrances as set forth in
Schedule 3.11. All of the material assets of the Corporation are situated in the Town of Markham, in the Province of Ontario.

3.12 Absence of Conflicting Agreements - The Corporation is not a party to, bound or affected by or subject to any Contract or Law which would be violated, contravened, breached by or under which default would occur or an Encumbrance would be created as a result of the execution, delivery and performance of this Agreement or any other agreement to be entered into under the terms of this Agreement.

3.13 Regulatory Approvals - No Governmental Authorization is required on the part of the Vendor or the Corporation in connection with the execution, delivery and performance of this Agreement or any other agreements to be entered into under the terms of this Agreement.

3.14 Balance Sheets - The Balance Sheet has been prepared in accordance with Canadian generally accepted accounting principles and presents fairly:

               (i) all of the assets, liabilities and financial position of the Corporation as at the dates indicated; and

               (ii) the sales, earnings, results of operation and changes in financial position of the Corporation for all of the dates indicated.

3.15 Absence of Undisclosed Liabilities - Since the date of the Balance Sheet and except as disclosed in Schedule 3.15, the Corporation has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) which continue to be outstanding other than those which have been incurred in the ordinary course of business, none of which is materially adverse. The Corporation does not have any liability, obligation to or agreement with any Person not dealing at arm's length with the Corporation, save and except for the Shareholder's Advance and the Outstanding Amount.

3.16 Absence of Changes or Unusual Transactions - Since the date of the Balance Sheet and except as disclosed in Schedule 3.16, the Corporation has carried on business and conducted operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

         (a) any material adverse change in the financial condition, operations or prospects of the Corporation;

         (b) any damage, destruction, loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the business, assets, properties or future prospects of the Corporation;

         (c) any material transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

         (d) any assumption of any material obligation or liability (fixed or contingent);

         (e) any discharge or satisfaction of any Encumbrance or payment of any obligation or liability (fixed or contingent) other than liabilities included in the Balance Sheet and liabilities incurred since the date of the Balance Sheet in the ordinary course of business;

         (f) any operating loss or any extraordinary loss, waiver or omission to take any action in respect of any rights of substantial value or entering into any commitment or transaction not in the ordinary course of business where such loss, rights, commitment or transaction is or would be material in relation to the Corporation;

         (g) any grant of any bonuses, whether monetary or otherwise or the making or announcement of any general wage or salary increase in respect of Employees or change in the terms of employment of any Employee except in the ordinary course of business, consistent with past practice;

         (h)   the hiring or dismissal of any Employee;

         (i) any Encumbrance on any of the material assets or property of the Corporation whether tangible or intangible;

         (j) directly or indirectly, any declaration or payment of any dividend or declaration or making of any other payments or distributions on or in respect of any of the shares of the Corporation or directly or indirectly the purchase or other acquisition of any of the shares of the Corporation; or

         (k) the authorization, agreement or other commitment to do any of the foregoing.

3.17 Reserves and Accruals - The reserves and Accrued Liabilities of the Corporation disclosed on or reflected in the Balance Sheet and the Books and Records of the Corporation, are sufficient in all respects to provide for the liabilities in respect of which they have been established and have been established in accordance with generally accepted accounting principles.

3.18 No Joint Venture Interests, etc. - The Corporation is not a partner, beneficiary, trustee, co-tenant, joint venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or other similar jointly owned business undertaking and the Corporation has no other significant investment interests in any business owned or controlled by any third Person.

3.19 Absence of Guarantees - The Corporation has not given or agreed to give and is not a party to or bound by any guarantee or indemnity in respect of indebtedness or other obligations of any Person or any other commitment by which the Corporation is, or is contingently, responsible for such indebtedness or other obligations.

3.20 Major Suppliers and Customers - Schedule 3.20 sets forth a comprehensive listing of each material supplier of goods and services to, and each material distributor of, the Corporation. To the knowledge of the Vendor, no material supplier or distributor has any intention of changing its relationship or the terms upon which it conducts business with the Corporation as a result of the Transaction.

3.21 Condition of Assets - The Fixed Assets are in good condition, repair and proper working order, having regard to their use and age and such assets have been properly and regularly maintained, reasonable wear and tear excepted.

3.22 Inventories - All Inventories are valued on the books of the Corporation at the lower of out of pocket cost or net recoverable value.

3.23 Collectibility of Accounts Receivable - The Accounts Receivable are bona fide, good and collectible at the aggregate recorded amounts within 120 days of the Closing Date, except to the extent of any reserves provided for such accounts in the Books and Records of the Corporation, which reserves have been established in accordance with generally accepted accounting principles and are adequate.

3.24 Business in Compliance with Law - The operations of the Corporation have been and are now being conducted in all material respects in compliance with all applicable Laws of each jurisdiction in which the Corporation carries on or has carried on business and the Corporation has not received notice of any alleged breach of any such Laws. The Governmental Authorizations set forth in
Schedule 3.24 are all authorizations required by the Corporation to carry on the Business in compliance with applicable Laws.

3.25 Restrictive Covenants - The Corporation is not a party to and is not bound or affected by any commitment, agreement or document containing any covenant expressly limiting the freedom of the Corporation to compete in any line of business anywhere in the world, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or conditions of the Corporation or the continued operation of Business after Closing on substantially the same basis as the Business is presently carried on.

3.26 Intellectual Property - Schedule 3.26 sets forth a complete list of all Intellectual Property which has been registered or for which applications for registration have been filed, including the name of the registered and beneficial owner of such registrations and applications. The Corporation has the exclusive right to use and is the exclusive owner of all right, title and interest in and to the Intellectual Property (with no breaks in the chain of title and free and clear of any Encumbrance of any kind whatsoever save and except for the Permitted Encumbrances). The Intellectual Property which is not owned by the Corporation is being used by the Corporation only with the consent of or license from the rightful owner thereof and all such licenses are in full force and effect. All such licenses are listed in Schedule 3.26. The Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property. The Vendor has no knowledge of any claim of adverse ownership, invalidity or other opposition to or conflict with any of the Intellectual Property nor of any pending or threatened Claim of any nature or kind against the Corporation relating to the Intellectual Property. The Vendor has no knowledge that the Corporation, any activity in which the Corporation is engaged or any product which the Corporation uses or sells or any process, method, packaging, advertising or material that the Corporation employs in the marketing or sale of any such product or the use of any of the Intellectual Property breaches, violates, infringes or interferes with any intellectual property rights of any third Person or requires payment for the use of any patent, trade-name, trade secret, trade-mark, copyright or other intellectual property right or technology of another. The Intellectual Property is complete to the extent and under the conditions stated in this Agreement to enable the Corporation to carry on Business. The Vendor is not aware of any Claims, conflicts, breaches, violations, infringements or interferences of the Intellectual Property nor of any judgments, covenants not to sue, permits, grants, licenses and other agreements and arrangements relating to any of the Intellectual Property which bind, obligate or otherwise restrict the Corporation.

3.27 Equipment Contracts - Schedule 3.27 sets forth a complete list of all material Equipment Contracts together with a description of the equipment and vehicles to which the Equipment Contracts relate. All of the Equipment Contracts are in full force and effect and no default exists on the part of the Corporation or to the knowledge of the Vendor, on the part of any of the other parties thereto. The entire interest of the Corporation under each of the Equipment Contracts is held by it free and clear of any Encumbrances, other than Permitted Encumbrances and all payments due under the Equipment Contracts have been duly and punctually paid.

3.28 Real Property - The Corporation does not own any Real Property.

3.29 Real Property Leases - Schedule 3.29 describes the Real Property Lease. The Real Property Lease is in full force and effect and is enforceable against the landlord thereunder. All interests held by the Corporation as lessee under the Real Property Lease are free and clear of all Encumbrances of any nature and kind whatsoever, save and except for the Permitted Encumbrances. There are no consents necessary as a result of the completion of the Transaction. All payments required to be made by the Corporation pursuant to the Real Property Lease have been duly paid and the Corporation is not otherwise in default in meeting its obligations under the Real Property Lease. Without making any enquiry, the Vendor have no knowledge that the landlord under the Real Property Lease is in default in meeting any of the material obligations under the Real Property Lease. Without making any enquiry, to the knowledge of the Vendor, no event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by either party to the Real Property Lease and no party to the Real Property Lease is claiming any such default or taking any action purportedly based upon any such default. The Corporation has not waived or omitted to take any action in respect of any substantial rights under the Real Property Lease.

3.30 Environmental Matters - All operations of the Corporation conducted on the Real Property, or any other property now or formerly under the Corporation's charge, management or control have been and are now, in compliance with all Environmental Laws. All Environmental Approvals required to be held by the Corporation as set forth in Schedule 3.30, have been obtained, are valid and in full force and effect, have been and are being complied with and there have been and are no proceedings commenced or to the knowledge of the Vendor threatened to revoke or amend any Environmental Approvals. Neither the Corporation nor its operations has been or is now the subject of any Remedial Order and without making any enquiry, nor has any threat of any such Remedial Order been made nor does the Vendor have knowledge of any circumstances which could result in the issuance of any such Remedial Order. The Corporation has never been prosecuted for or convicted of any offence under Environmental Laws nor has the Corporation been found liable in any proceeding to pay any fine or judgment to any Person as a result of any Release or threatened Release of any Hazardous Substance into the Environment or the breach of any Environmental Law and to the knowledge of the Vendor, there is no basis for any such proceeding.

3.31 Employment Matters - Schedule 3.31 sets forth a complete list of all Employees together with the titles and current wages, salaries or hourly rate of pay of and bonus (whether monetary or otherwise) paid. Except as disclosed in
Schedule 3.31 no Employee is on long-term disability leave, extended absence or is receiving workers' compensation. Save and except as set out in Schedule 3.31 there are no written contracts of employment entered into with any Employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law. Except as set out in Schedule 3.31, there are no employment policies or plans including policies or plans regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which Employees may be terminated which are binding upon the Corporation. The Corporation has been and is being operated in compliance in all material respects with all Laws relating to employees, including employment standards, occupational health and safety, pay equity and employment equity. There have been no complaints under such Laws against the Corporation. There are no complaints nor to the knowledge of the Vendor, are there any threatened complaints, against the Corporation before any employment standards branch or tribunal or human rights tribunal. To the knowledge of the Vendor nothing has occurred which might lead to a complaint against the Corporation, under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under employment standards legislation which place any obligation upon the Corporation to do or refrain from doing any act. The Corporation has not been subject to any experience rating surcharge since incorporation. All amounts owing in respect of salary, wages, bonus or benefits including any vacation pay, have been paid or accrued for on the Books and Records of the Corporation. No Employee has a claim for overtime or time off in lieu of overtime which has not been accrued on the Books and Records of the Corporation.

3.32 No Collective Agreements - The Corporation is not a party, either directly or by operation of law, to any collective agreement, letters of understanding, letters of intent or other written communication with any trade union or association which may qualify as a trade union, which would cover any of its Employees or any independent contractors of the Corporation. There are no outstanding labour tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for Employees or independent contractors of the Corporation and there have not been any such proceedings within the last two years. There are no threatened or apparent union organizing activities involving the Employees or independent contractors of the Corporation. There is no strike or lock-out occurring or threatened which affects or would affect the Corporation. The Corporation has no unresolved grievances or pending arbitration cases outstanding. The Corporation does not have any serious labour problems that might materially affect the value of the Corporation taken as a whole or that might lead to an interruption of their Business.

3.33 Benefit Plans - Schedule 3.33 sets forth a complete list of all Benefit Plans. Current and complete copies of all written Benefit Plans or where oral, written summaries of the material terms thereof, have been provided or made available to the Purchaser together with current and complete copies of all documents relating to the Benefit Plans.

3.34 Insurance - The Corporation maintains such policies of insurance, issued by responsible insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect and the Corporation is not in default as to the payment of premiums or otherwise under the terms of any such policy. Schedule
3.34 sets forth a complete list of all policies of insurance which the Corporation maintains and the particulars of such policies including the name of the insurer, the risk insured against and the amount of coverage.

3.35 Contracts - Except for the Material Contracts listed in Schedule 3.35, the Corporation is not a party to or bound by any Material Contract. The Material Contracts listed in Schedule 3.35 are all in full force and effect, unamended and no default exists under such Material Contracts on the part of any of the parties to such Contracts. None of the Material Contracts include provisions requiring consent to a change of control of the Corporation. Current and complete copies of the Material Contracts have been delivered to the Purchaser. There are no current or pending negotiations with respect to the renewal, repudiation or amendment of any such agreement, plan or policy.

3.36 Litigation - There is no Claim, including appeals and applications for review, in progress, or, to the knowledge of the Vendor, pending or threatened against or relating to the Corporation before any court, Governmental Authority, commission, board, bureau, agency or arbitration panel.

3.37 Tax Matters - The Corporation has filed on a timely basis (within the time and manner required by law) all federal and provincial income tax returns and election forms and the tax returns of any other jurisdiction required to be filed and all such returns and forms have been completed accurately and correctly in all respects. As of the Closing Date, the Corporation will have paid all Taxes, due and payable (other than as set forth in Section 3.42) (including for greater certainty and without limitation, all federal, provincial and local taxes, assessments and reassessments or other imposts in respect of its income, business, assets or property) and all interest and penalties thereon with respect to the Corporation, for all previous years save and except for taxes owing in connection with the Corporation's income tax return for the taxation year ended September 30, 1997 as previously disclosed to the Purchaser and all required quarterly instalments due for the current fiscal year have been paid for which tax returns are not yet required to be filed. As of the Closing Date, the Corporation will have provided adequate reserves for all Taxes for the periods covered by, and such reserves are reflected in the Balance Sheet. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax return by, or payment of any Tax, governmental charge or deficiency by the Corporation nor are there any actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of, or discussions under way with any governmental authority relating to, any such Tax or governmental charge or deficiency.

The Corporation has not:

(i) acquired or had the use of any property from a Person with whom it was not dealing at arm's length other than at fair market value;

(ii) disposed of any property to a Person with whom it was not dealing at arm's length for proceeds less than the fair market value thereof; or

(iii) discontinued carrying on any business in respect of which non-capital losses were incurred, and any non-capital losses which the Corporation has are not losses from property or business investment losses;

There are no contingent tax liabilities nor any grounds which would prompt a reassessment. The schedules attached to the corporate income tax returns by the Corporation reflect and disclose all transactions to which the Corporation was a party as required by applicable revenue laws and all of the transactions to which the Corporation was a party are reflected or disclosed in such financial statements and schedules and the corporate income tax returns and schedules have been duly and accurately completed as required by the Tax Act.

3.38 Books and Records - All Books and Records of the Corporation have been delivered or made available to the Purchaser. The Books and Records of the Corporation fairly and correctly set out and disclose in all material respects the financial position of the Corporation and all financial transactions of the Corporation have been accurately recorded in the Books and Records of the Corporation.

3.39 Corporate Records and Minute Books - The corporate records and minute books of the Corporation have been delivered or made available to the Purchaser. The articles and by-laws of the Corporation are in full force and effect and no amendments have been made to the same. The minute books, including the articles and by-laws of the Corporation include complete and accurate minutes of all meetings of the directors or shareholders of the Corporation, as applicable, held to date or resolutions passed by the directors or shareholders on consent, since the date of incorporation of the Corporation. The share certificate book, register of shareholders, register of transfers and register of directors of the Corporation, are complete and accurate.

3.40 Trade Allowances - No customers of the Corporation are entitled to or customarily receive discounts, allowances, volume rebates or similar reductions in price or other trade terms arising from any agreements or understandings (whether written or oral) with or concessions granted to any customer.

3.41 Bank Accounts, etc. - Schedule 3.41 sets forth a complete list of every financial institution in which the Corporation maintains any depository account, trust account or safety deposit box and the names of all Persons authorized to draw on or who have access to such accounts or safety deposit box.

3.42 Judgments and Executions and Insolvency Proceedings - Except as disclosed in Schedule 3.42, there are no judgments or executions against the Corporation which are outstanding and unsatisfied. The Corporation has not made any assignment for the benefit of creditors nor has any receiving order been made against the Corporation under the provisions of any applicable bankruptcy or insolvency legislation nor has any petition for such an order been served upon the Corporation.

3.43 Year 2000 Readiness - To the knowledge of the Vendor the software currently utilized by the Corporation in its operation and the software developed by or on behalf of the Corporation and supplied to clients of the Corporation: (i) will function without error or interruption related to Date Data (as defined below), specifically including errors or interruptions from functions which may involve Date Data from more than one century; (ii) the software currently utilized for the operation by the Business requires that all Date Data (whether received from user, systems applications or other sources) include an indication of century in each instance. All date output and results, in any form, shall include an indication of century in each instance; and (iii) will recognize the year 2000 as a leap year. When used in this paragraph, the term "Date Data" shall mean any data or input which includes an indication of or reference to date. To the knowledge of the Vendor, the software currently utilized by the Corporation in its operation and developed by or on behalf of the Corporation and or otherwise supplied to clients of the Corporation does not contain any routines or devices introduced by the Corporation or to the knowledge of the Vendor introduced by any other person or in any other manner that could interfere with their use (including without limitation, time locks, keys or bombs) or interfere with, delete or corrupt data (commonly known as "viruses").

3.44 Full Disclosure - The Vendor has made available to the Purchaser all information including the financial, marketing, sales and operational information on a historic basis relating to the Corporation which would be material to a purchaser of the Purchased Shares and the Shareholder's Advance. All information, which has been provided to the Purchaser is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading.

                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on the representations and warranties by the Purchaser in entering into this Agreement:

4.1 Incorporation and Registration - The Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and has all necessary corporate power, authority and capacity to own its property and assets, to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement.

4.2 Enforceability of Obligations - This Agreement has been executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, save and except that the enforcement hereof may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights and except that equitable remedies, such as specific performance and injunction are available only in the discretion of a court of competent jurisdiction.

4.3 Absence of Conflicting Agreements - The Purchaser is not a party to, bound or affected by or subject to any Contract or Law which would be violated, contravened, breached by or under which default would occur or an Encumbrance would be created as a result of the execution, delivery and performance of this Agreement by the Purchaser or any other agreement to be entered into under the terms of this Agreement.

4.4 No Litigation - There are no outstanding Claims at law or in equity or before any Governmental Authority pending or to the knowledge of the Purchaser, proposed or threatened, which would prevent the Purchaser from completing the Transaction.

4.5 Travelbyus Shares - The Travelbyus Shares form part of a class of shares that are listed and posted for trading on the TSE (as well as the Winnipeg Stock Exchange and the Frankfurt Stock Exchange) and upon issuance will be duly and validly issued and outstanding as fully paid and non-assessable common shares without nominal or par value. The Purchased Shares (while held by residents of the Province of Ontario) will not be subject to resale restrictions save and except for the requisite and applicable rules relative to the holding and sale of stock by insiders of public companies.

4.6 Regulatory Approvals - Save and except for the approval of the TSE, no Governmental Authorization is required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement or any other agreements to be entered into under the terms of this Agreement.

4.7 Reporting Issuer Status - The Purchaser is a "reporting issuer" within the meaning of the Securities Act (Alberta), (British Columbia), (Manitoba), (Ontario) and

(Quebec) and has been a reporting issuer within the meaning of the Securities Act (Ontario) for at least 12 months and is not in default of any requirement of applicable Laws and is in compliance with the rules and by-laws of the TSE and no material change relating to the Purchaser has occurred with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis. No securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of the Purchaser or prohibiting the issue and sale of the common shares in the capital of the Purchaser and to the knowledge of the Purchaser no such proceedings for such purposes are pending or threatened.

4.8 Fully Disclosed Information - The information and statements with respect to the Purchaser set forth in all information filed with the securities commissions of the provinces of Alberta, British Columbia, Manitoba, Ontario and Quebec and the TSE is in compliance or intended compliance with applicable Laws, were true, correct and complete and did not contain any misrepresentations as of the date of such information or statement.

4.9 Litigation - There is no Claim, including appeals and applications for review, in progress or to the knowledge of the Purchaser, pending or threatened against or relating to the Purchaser before any court, Governmental Authority, commission, board, bureau, agency or arbitration panel.

                                   ARTICLE 5

                             NON-WAIVER; SURVIVAL
                             --------------------

5.1 Non-Waiver - No investigations made by or on behalf of the Purchaser or the Vendor at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendor or the Purchaser, as applicable, in or pursuant to this Agreement. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.2 Nature and Survival - All representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to any of the Purchased Shares, the Shareholder's Advance, and/or the Travelbyus Shares, except that:

     (i) any claim for intentional misrepresentation or fraud may be brought at any time;

     (ii) representations and warranties concerning Tax matters shall survive for a period of 90 days after the relevant authorities shall no longer be entitled to assess liability for Tax against the Corporation for any particular taxation year ended on or prior to the Closing Date; and

      (iii) all other representations and warranties shall survive for a period of 18 months from the Closing Date.

                                   ARTICLE 6

                       PURCHASER'S CONDITIONS PRECEDENT
                       --------------------------------

The obligation of the Purchaser to complete the purchase of the Purchased Shares and the Shareholder's Advance under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part):

6.1 Truth and Accuracy of Vendor's Representations and Warranties at the Closing Time - All of the Vendor's representations and warranties made in or pursuant to this Agreement shall be true and correct as at the Closing Time.

6.2 Performance of Obligations - The Vendor shall have performed or complied with, in all respects, his obligations, covenants and agreements under this Agreement.

6.3 Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the sale and purchase of the Purchased Shares and the Shareholder's Advance under this Agreement and all actions and proceedings taken on or prior to Closing in connection with the performance by the Vendor of his obligations under this Agreement, shall be satisfactory to the Purchaser, acting reasonably and the Purchaser shall have received copies of all such documentation or other evidence as the Purchaser may reasonably request in order to establish the consummation of the Transaction and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser, acting reasonably.

6.4 Opinion of Counsel for the Vendor - The Purchaser shall have received an opinion dated the Closing Date from counsel to the Vendor and/or the Corporation with respect to the Corporation on terms and conditions satisfactory to the Purchaser and its counsel.

6.5 Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such Governmental Authorities) required in connection with the completion of the Transaction, the execution of this Agreement, Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained at or before the Closing Time.

6.6 No Injunction - There shall be no injunction or restraining order issued preventing and no pending or threatened Claim, judicial or administrative or investigation against any Party by any Governmental Authority, for the purpose of enjoining or preventing the consummation of the Transaction or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

6.7 Substantial Damage - No substantial damage by fire or other hazard to the assets of the Corporation shall have occurred prior to the Closing Time.

6.8 Non-Permitted Encumbrances - Encumbrances on any of the assets or shares of the Corporation shall have been discharged, save and except for the Permitted Encumbrances. For greater certainty and without limitation, the Purchaser shall receive evidence on closing from John Whyte that he has repaid a $57,000 advance to the Corporation.

If any of the foregoing conditions in this Article have not been fulfilled by Closing, the Purchaser may terminate this Agreement by notice in writing to the Vendor, in which event the Purchaser is released from all obligations under this Agreement and unless the Purchaser can show that the condition relied upon could reasonably have been performed by the Vendor, the Vendor is also released from all obligations under this Agreement. The Purchaser may waive compliance with any condition in whole or in part if it sees fit to do so without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                   ARTICLE 7

                         VENDOR'S CONDITIONS PRECEDENT
                         -----------------------------

The obligation of the Vendor to complete the sale of the Purchased Shares and the Shareholder's Advance under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part).

7.1 Truth and Accuracy of Purchaser's Representations and Warranties at Closing Time - All of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct as at the Closing Time.

7.2 Performance of Obligations - The Purchaser shall have performed or complied with, in all respects, all its obligations, covenants and agreements under this Agreement.

7.3 Receipt of Closing Documentation - All documentation relating to the due authorization and completion of the sale of the Purchased Shares and the Shareholder's

Advance and the issuance of the Travelbyus Shares under this Agreement and all actions and proceedings taken on or prior to Closing in connection with the performance by the Purchaser of its obligations under this Agreement, shall be satisfactory to the Vendor, acting reasonably and the Vendor shall have received copies of all such documentation or other evidence as the Vendor may reasonably require in order to establish the consummation of the Transaction and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Vendor, acting reasonably, including for greater certainty and without limitation, a release of all indebtedness of the Corporation to the Vendor save and except for the Outstanding Amount and an undertaking of the Purchaser to pay and satisfy the lien of the Corporation in favour of Revenue Canada as disclosed in Schedule 3.11.

7.4 Opinion of Counsel for the Purchaser - The Vendor shall have received an opinion dated the Closing Date from counsel to the Purchaser with respect to the Purchaser on terms and conditions satisfactory to counsel for the Vendor.

7.5 Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such Governmental Authorities) required in connection with the completion of the Transaction, the execution of this Agreement, Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained at or before the Closing Time.

If any of the foregoing conditions in this Article have not been fulfilled by Closing, the Vendor may terminate this Agreement by notice in writing to the Purchaser in which event the Vendor is released from all obligations under this Agreement and unless the Vendor can show that the condition relied upon could reasonably have been performed by the Purchaser, the Purchaser is also released from all obligations under this Agreement. The Vendor may waive compliance with any condition in whole or in part if he sees fit to do so, without prejudice to his rights of termination in the event of non-fulfilment of any other condition in whole or in part or to his rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                   ARTICLE 8

                                INDEMNIFICATION
                                ---------------

8.1 Indemnification by the Vendor - The Vendor agrees to indemnify and save harmless the Purchaser on an after-tax basis from and against all Claims suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

 (a) any breach by the Vendor of or any inaccuracy of any of the representations and warranties of the Vendor set out in this Agreement (provided that the indemnity provided for in this section 8.1(a) shall not apply in the case of a breach or inaccuracy of any representation or warranty unless the Purchaser shall have provided notice to the Vendor in accordance with this Article 8 on or prior to the expiration of such representation and warranty as provided in section 5.2);

 (b) any breach or non-performance by the Vendor of any covenants to be performed by the Vendor under this Agreement;

 (c) except to the extent Taxes are reserved for on the Balance Sheet, (i) for any and all Taxes of the Corporation with respect to all taxation years of the Corporation ending on or prior to the Closing Date, save and except for the taxes in Schedule 3.42 which shall be paid by the Purchaser; (ii) all Taxes allocated to the Vendor pursuant hereto; and (iii) any Claims or expenses with respect to all taxation years of the Corporation on or prior to the Closing Date, arising out of or incidental to the imposition, assessment or assertion of any such Taxes, including those incurred in connection with the assertion or defense of any claim or assessment for such Taxes (collectively, the "Other Amounts"). If, with respect to any Taxes, the taxation year of the Corporation does not terminate on the Closing Date, the notional Taxes (whether based on income, capital, sale, transfer of ownership or provision of property or services or otherwise) attributable to the taxation year of the Corporation that includes the Closing Date shall be allocated to; (i) the Vendor for the period up to and including the Closing Date; and (ii) the Purchaser for the period subsequent to the Closing Date. For the purposes of the section, Taxes for the period up to and including the Closing Date shall be determined on the basis of a closing of the books of the Corporation as of the Closing Date. Any additional Taxes due up to and including the Closing Date will be paid by the Vendor through an adjustment of the Purchase Price. The notional tax calculations will be prepared based on the provisions of the Tax Act and provincial income tax legislation in effect at the Closing Date as if the Corporation had a year end on the Closing Date. For greater certainty and without limitation, each of the Purchaser and the Vendor shall prepare or cause to be prepared in a manner consistent with past practice, and file or cause to be filed, all Tax Returns of the Corporation with respect to periods ending on or before the Closing Date. Tax Returns shall be subject to the review and approval by the Purchaser. Tax Returns shall be delivered to the Purchaser at least 30 days prior to the due date for approval. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Corporation, or otherwise asserts a claim, makes an assessment, or disputes the amounts of Taxes for which the Vendor is or may be liable under this Agreement, the Purchaser shall promptly inform the Vendor and the Vendor shall have the right to control, at his own cost and expense any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which the Vendor is liable under this Agreement. For greater certainty and without limitation, each of the Purchaser and the Vendor shall provide the other Party with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or other examination with the preparation of any Tax Return, any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other Party with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination; and

 (d) any liability arising by reason of a breach of the provisions of section
     9.2.

8.2 Indemnification by the Purchaser - The Purchaser agrees to indemnify and save harmless the Vendor on an after-tax basis from and against all Claims suffered or incurred as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach by the Purchaser of or any inaccuracy of any of the representations and warranties of the Purchaser set out in this Agreement provided that the indemnity provided for in this section 8.2(a) shall not apply in the case of a breach or inaccuracy of any representation or warranty unless the Vendor shall have provided notice to the Purchaser in accordance with this Article 8 on or prior to the expiration of such representation and warranty as provided in section 5.2); and

     (b) any breach or non performance by the Purchaser of any covenants to be performed by the Purchaser under this Agreement.

8.3 Notification of and Participation in Claims - No claim for indemnification will arise until notice thereof is given to the Vendor or the Purchaser, as the case may be. Such notice shall be sent within a reasonable time following the determination by the Purchaser or the Vendor, as applicable, that a claim for indemnity exists. If any legal proceedings shall be instituted or any claim or demand is asserted by any third Person in respect of which the Vendor or the Purchaser, as applicable, may have an obligation to indemnify the Purchaser, or the Vendor, as the case may be, the Purchaser or the Vendor, as the case may be, shall give or cause to be given to the Vendor or the Purchaser, as the case may be, written notice thereof and such Party shall have the right, at its option and expense, to be present at the defence of such proceedings, claim or demand, but not to control the defence, negotiation or settlement thereof, which control shall at all times rest with the Purchaser or the Vendor, as the case may be, unless the Vendor or the Purchaser, as the case may be, irrevocably acknowledges full and complete responsibility for indemnification of the Purchaser or the Vendor, as the case may be, in which case the Vendor or the Purchaser, as the case may be, may assume such control through counsel of its choice provided however that no settlement shall be entered into without the Purchaser's written consent or the Vendor's written consent, as the case may be, which shall not be unreasonably withheld. The Parties shall co-operate fully with each other in connection with the defence, negotiation or settlement of any such third Person legal proceeding, claim or demand.

8.4 Limitation on Indemnification Amount - Notwithstanding any provision of this Agreement, claims for indemnification by the Vendor or the Purchaser under this Article 8 of this Agreement shall be limited to the sum of $2,288,494 (all inclusive), such sum representing the dollar value of the purchase price under this Agreement.

                                   ARTICLE 9

                                    GENERAL
                                    -------

9.1 Public Notices - All public notices to third Persons and all other publicity concerning the Transaction shall be jointly planned and co-ordinated by the Vendor and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of the other Party, such approval not to be unreasonably withheld, except:

     (a) in the case of the Purchaser for communications made in confidence to Employees of the Corporation affected by the Transaction who shall be informed of the confidential nature of the Transaction and who agree to keep such information confidential; or

     (b) where required to do so by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Party is not practicable.

9.2 Expenses - Each of the Parties shall pay their respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the purchase and sale of the Purchased Shares and the Shareholder's Advance and the issuance of the Travelbyus Shares and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred by the Party including any fees and expenses of any broker or investment advisor in connection with the sale of the Purchased Shares and the Shareholder's Advance and the issuance of the Travelbyus Shares, save and except that the Purchaser shall be responsible for the payment of $5,000 of the Vendor's legal fees in connection with this Transaction.

9.3 Notices - Any notice or other writing required or permitted to be given under this Agreement or for the purposes of this Agreement (in this section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered, or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

     (a)    to the Vendor at:           43 Riviera Drive
                                        Markham, Ontario
                                        L3R 5J6

            Attention:                  John Whyte
            Fax No.:                    (905) 475-1088
            with a copy to:             Smith, Lyons
                                        Scotia Plaza
                                        5800 - 40 King Street West
                                        Toronto, Ontario
                                        M5H 3Z7

            Attention:                  Franklin L. Davis
            Fax No.:                    (416) 369-7250

     (b)    to the Purchaser at:        204 - 3237 King George Highway
                                        South Surrey, British Columbia

                                        V4P 1B7

            Attention:                  William Kerby
            Fax No.:                    (604) 541-2400

            with a copy to:             Cassels Brock & Blackwell
                                        Scotia Plaza
                                        Suite 2100
                                        40 King Street West
                                        Toronto, Ontario
                                        M5H 3C2

            Attention:                  John H. Craig
            Fax No.:                    (416) 360-8877

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this section. Any Notice delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

9.4 Assignment - Neither this Agreement nor any benefits or burdens under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

9.5 Further Assurances - The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the Transaction and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

9.6 Counterparts and Facsimile - This Agreement may be executed by the Parties in separate counterparts and by facsimile each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have duly executed this Agreement.

SIGNED, SEALED AND DELIVERED           )
                in the presence of:    )
                                       )
/s/ Mark Travis                        )       /s/ John Whyte
---------------------------------------        --------------
               Witness                 )       JOHN WHYTE






                                               TRAVELBYUS.COM LTD.


                                               Per:  /s/ Michael Farrugia
                                                     --------------------